                                                                      EXHIBIT 21

                               OPTION CARE, INC.

                                  EXHIBIT 21

                   LISTING OF SUBSIDIARIES OF THE REGISTRANT



Option Care, Inc. (Delaware corporation)
     Option Care, Inc. (California corporation) (Franchising company)
     Option Care Capital Services, Inc. (Delaware corporation) (Finance company) Option Care Enterprises, Inc. (Delaware corporation)
          Home Care of Columbia, Inc. (Missouri corporation)
          Young's I.V. Therapy, Inc. (Pennsylvania corporation) (80% owned) Rehab Options, Inc. (Missouri corporation)
               North County Home I.V., Inc. (California corporation)
          Option Care Hospice, Inc. (Missouri corporation)
          Option Care Home Health, Inc. (Ohio corporation)
     Management by Information, Inc. (Delaware corporation)
     Cordesys Healthcare Management, Inc. (Delaware corporation)
     Option Care of Oklahoma, Inc. (Delaware corporation)
     Women's Health of Optioncare, Inc. (Delaware corporation)

Entities listed above are all wholly-owned subsidiaries, except as indicated.